0100199752

CERTIFICATE OF INCORPORATION

OF

CORP.
SYMS [redacted].

DATED: JUNE , 1983

FILED

JUL 11 1983

JANE BURGIO
Secretary of State

C T CORPORATION SYSTEM

CERTIFICATE OF INCORPORATION

OF

SYMS CORP.

To: The Secretary of State

State of New Jersey

THE UNDERSIGNED, of the age of eighteen years or over, for the purpose of forming a corporation pursuant to the provisions of Title 14A, Corporations, General, of the New Jersey Statutes, do hereby execute the following Certificate of Incorporation:

FIRST: The name of the Corporation is Syms Corp

SECOND: The purpose or purposes for which the Corporation is organized are:

To engage in any activity within the lawful business purposes for which corporations may be organized under the New Jersey Business Corporation Act.

To carry on the business of buying, selling, distributing and dealing in clothing and wearing apparel and accessories of every kind and description and any and all materials or articles required for, or useful in connection with, all or any of the aforesaid objects.

To carry on any other business and to have and exercise all the powers conferred by Title 14A, Corporations, General, Revised Statutes of New Jersey, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do, and in any part of the world.

The foregoing clauses shall be construed both as objects and powers and, except where otherwise expressed, such objects and powers shall be in no way limited or restricted by reference to or inference from the terms of any other clause in this Certificate of Incorporation, but the objects and powers so specified shall be regarded as independent objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the Corporation.

THIRD: I. The aggregate number of shares which the Corporation shall have authority to issue is thirty one million (31,000,000) shares, of which thirty million (30,000,000) shares shall be Common Stock of the par value of $.05 each, entitled to one vote per share, and one million (1,000,000) shares shall be Preferred Stock of the par value of $100 each.

II. The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article THIRD, to provide for the issuance from time to time in one or more series of any number of shares of Preferred Stock, and, by filing a certificate pursuant to the Business Corporation Act of New Jersey, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

A. The number of shares constituting that series and the distinctive designation of that series;

B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and whether they shall be payable in preference to, or in another relation to, the dividends payable on any other class or classes or series of stock;

C. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

D. Whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

E. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner

of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

F. Whether that series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that series, and, if so, the terms and amounts of such sinking fund;

G. The right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of wuch series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation;

H. The right of the shares of that series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes or series of stock; and

I. Any other relative, participating, optional or other special rights, qualifications, limitations or restrictions of that series.

III. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were

originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock.

IV. Subject to the provisions of any applicable law, or except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation.

V. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, after payment shall have been made to the holders of Preferred Stock of the full amount of dividends to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to

receive such dividends as from time to time may be declared by the Board of Directors.

VI. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

VII. The number of authorized shares of any class may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

FOURTH: The address of the Corporation's initial registered office is 28 West State Street, Trenton, New Jersey 08608, and the name of the Corporation's initial registered agent at such address is The Corporation Trust Company.

FIFTH: The number of Directors constituting the initial Board of Directors is five. The number of Directors may be changed from time to time to the number fixed in the By-Laws of the Corporation as amended from time to time. The names and addresses of the Directors constituting the initial Board of Directors are as follows:

Names	Addresses (including Zip Codes)
Sy Syms Merns	300 Chubb Avenue Lyndhurst, New Jersey 07071
Marcy Syms Merns	300 Chubb Avenue Lyndhurst, New Jersey 07071
Richard B. Diamond	300 Chubb Avenue Lyndhurst, New Jersey 07071
J. Sloame Immerman	270 Madison Avenue New York, New York 10016
Wilbur L. Ross, Jr.	c/o Rochschild, Inc. 1 Rockefeller Plaza New York, New York 10020

SIXTH: The names and addresses of the incorporators are as follows:

Names	Addresses (including Zip Codes)
Sy Syms Merns	300 Chubb Avenue Lyndhurst, New Jersey 07071
Marcy Syms Merns	300 Chubb Avenue Lyndhurst, New Jersey 07071
Richard B. Diamond	300 Chubb Avenue Lyndhurst, New Jersey 07071

SEVENTH: The Corporation shall, to the fullest extent permitted by Section 14A:3-5 of the Business Corporation Act of New Jersey, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section.

EIGHTH: Except as otherwise expressly provided in this Article EIGHTH, the affirmative vote of the holders of at least seventy (70%) percent of the outstanding shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to effect or validate (i) any merger or consolidation of the Corporation or any of its majority owned subsidiaries with or into any other corporation, person or entity; (ii) any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation or any of its majority owned subsidiaries to or with any other corporation, person or other entity; or (iii) any sale or lease to the Corporation or any subsidiary thereof of any assets (except assets having an aggregate fair market value of less than $1,000,000) in exchange for voting securities (or securities convertible into voting securities or options, warrants, or rights to acquire voting securities convertible into voting securities) of the Corporation or any subsidiary by any other corporation, person or entity.

The Board of Directors shall have the power and duty to determine for the purposes of this Article EIGHTH, on the basis of information known to the Corporation, whether (i) the assets being acquired by the Corporation, or any subsidiary thereof, have an aggregate fair market value of less than $1,000,000 or (ii) the memorandum of understanding referred to in (i) below is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Article EIGHTH.

The provisions of this Article EIGHTH shall not apply to (i) any merger or consolidation or similar transaction of the Corporation or any of its majority owned subsidiaries with or into any corporation, person or entity if the Board of Directors of the Corporation has approved, by the affirmative vote of three-fourths of the entire Board of Directors, a memorandum of understanding with such other corporation with respect to such transaction or (ii) any merger or consolidation of the Corporation with, or any sale or lease to the Corporation or any subsidiary thereof of any assets of, or any sale or lease by the Corporation or any subsidiary thereof of any assets to, any corporation of which a majority of the outstanding shares of all classes or stock entitled to vote in elections of Directors is owned of record or beneficially by the Corporation and its subsidiaries.

NINTH: The first Board of Directors of the Corporation shall consist of five directors. Thereafter, the number of Directors of the Corporation shall be determined by the affirmative vote of the Board at a regular or special meeting except that the number of Directors cannot be decreased to less than three nor increased to more than seven without the affirmative vote of two-thirds of the entire Board. The Directors shall be elected at the annual meeting of the shareholders by a majority of the votes cast at such meeting. Each Director shall serve until the election and qualification of his successor or until his death, resignation, retirement or removal.

TENTH: Any Director of the Board of Directors of the Corporation may be removed at any time without cause but only by the affirmative vote of sixty-six and two thirds (66-2/3%) percent or more of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors cast at a meeting called for that purpose.

ELEVENTH: Notwithstanding any other provision of this Certificate of Incorporation or the By-Laws of the Corporation (and in addition to any other vote that may be required by Law, this Certificate of Incorporation or the By-Laws) (i) the affirmative vote of the holders of at least seventy (70%)

percent of the outstanding shares of the capital stock of the Corporation entitled to vote thereon shall be required to amend, alter or repeal any provision of Article ELEVENTH of this Certificate of Incorporation and (ii) the affirmative vote of the holders of at least sixty-six and two-thirds (66 2/3%) percent of the outstanding shares of the capital stock of the Corporation entitled to vote thereon shall be required to amend, alter or repeal any provision of Article NINTH or Article TENTH of this Certificate of Incorporation.

IN WITNESS WHEREOF, we, the incorporators of the above named corporation, have hereunto signed this Certificate of Incorporation on the 30th day of June, 1983.

Sy Syms Merns

Marcy Syms Merns

Richard B. Diamond

CONSENT TO USE OF NAME

SYMS INC., a corporation organized under the laws of the State of NEW YORK, hereby consents to the organization ~~qualification~~ of SYMS CORP. in the State of NEW JERSEY.

IN WITNESS WHEREOF, the said SYMS INC. has caused this consent to be executed by its president and attested under its corporate seal by its secretary, this 30th day of JUNE 1983

SYMS INC.

By Sy Syms Merns, President

Attest:

Marcy Syms Merns, Secretary

(SEAL)

(GENERAL - 500 - 3/21/83)

FILED

JUL 11 1983

JANE BURGIO
Secretary of State

AmC

FILED
JUL 0 2 2010
STATE TREASURER

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
SYMS CORP.

Pursuant to N.J.S. 14A:9-4(3)

Dated: June 29, 2010

0100199252

The undersigned corporation, having adopted an amendment to its Certificate of Incorporation, hereby certifies as follows:

1. The name of the corporation is Syms Corp.

2. The corporation's Certificate of Incorporation is amended by adding a new Article TWELFTH, which shall provide in its entirety as follows:

"TWELFTH: The personal liability of the Officers and Directors of the Corporation is hereby eliminated to the fullest extent permitted by subsection 14A:2-7(3) of the New Jersey Business Corporation Act, as the same may be amended or supplemented. No amendment to or repeal of this Article TWELFTH shall apply to or have any effect on the liability or alleged liability of any Officer or Director for or with respect to any acts or omissions of such Officer or Director occurring prior to such amendment or repeal. If the laws of the State of New Jersey are hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of an Officer or Director of the Corporation shall be eliminated or limited to the fullest extent then permitted. No repeal or modification of this Article TWELFTH shall adversely affect any right of or protection afforded to an Officer or Director of the Corporation existing immediately prior to such repeal or modification."

3. The date of adoption of the amendment by the shareholders of the corporation was June 29, 2010.

4. The number of shares entitled to vote on the amendment was 14,448,188 shares of common stock.

5. The number of shares voted for and against the amendment were as follows:

For: 10,614,858
Against: 2,934,072

IN WITNESS WHEREOF, the undersigned corporation has caused this certificate of amendment to be executed on its behalf by its duly authorized officer as of the date first above written.

2311923
4180802

SYMS CORP.

By: Seth L. Udasin

Name: Seth L. Udasin
Title: Secretary, Senior Vice President and Chief Financial Officer

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